                                                                 EXHIBIT 10.3

                          MORRISON KNUDSEN CORPORATION
                          ----------------------------
                              DERIVATIVE LITIGATION
                              ---------------------
                           MEMORANDUM OF UNDERSTANDING
                           ---------------------------


     The Parties (as defined below) to this Memorandum of Understanding ("MOU") have reached an agreement in principle providing for the settlement of the pending derivative cases in Idaho and Delaware, entitled:


Antonicello v. Agee, et al.   Civ. Action 14182        Delaware Chancery Court
Caffrey v. Agee, et al.       Civ. Action 14033        Delaware Chancery Court
Citron v. Agee, et al.        Civ. Action 14136        Delaware Chancery Court
DeKlotz, et al. v. Agee,      CV 9500605 D             Idaho District Court
et al.
Flinn v. Agee, et al.         CV 9500765D              Idaho District Court
Hager v. Agee, et al.         Civ. Action. 14034       Delaware Chancery Court
Hammerslough v. Agee, et al.  Civ. Action 14042        Delaware Chancery Court
Rosenn v. Agee, et al.        Civ. Action 14106        Delaware Chancery Court
Steiner v. Agee, et al.       CV 9500745D              Idaho District Court
Stern v. Agee, et al.         Civ. Action 14032        Delaware Chancery Court
Troy v. Agee                  Civ. Action 14167        Delaware District Court
Wohlgelernter v. Agee,        CV 9500656               Idaho District Court
et al.

(collectively termed "the Derivative Actions").

                                   DEFINITIONS

     A.   "MK" means Morrison Knudsen Corporation.

     B.   "MK Rail" means MK Rail Corporation

     C. "Individual Defendants" means Stephen G. Hanks, William J. Agee, John Arrillaga, Christopher B. Hemmeter, Lindsay E. Fox, Peter S. Lynch, Robert A. McCabe, Irene C. Peden, Gerard R. Roche, John W. Rogers, Jr., Peter V. Ueberroth, Robert Tinstman, Gunnar E. Sarsten, Stephen
          R. Grant, Michael J. Farrell, John P. Herbots, Joseph G. Fearon, Thomas J. Smith, James F. Cleary.

     D. "Director Defendants" means John Arrillaga, Christopher B. Hemmeter, Lindsay E. Fox, Peter S. Lynch, Robert A. McCabe, Irene C. Peden, Gerard R. Roche, John W. Rogers, Jr., and Peter V. Ueberroth.

     E. "Parties" means the MK Derivative Plaintiffs, MK and the Individual Defendants.

     F.   "Idaho Court" means the District Court, Ada County, Idaho.

     G.   "Delaware Court" means Court of Chancery, New Castle County, Delaware.

     H.   "Great American" means Great American Insurance Company.

     I.   "Reliance" means Reliance Insurance Company.

     J.   "CNA" means Continental Casualty  Company.

     K.   "Fidelity" means The Fidelity and Casualty Company of New York.

     L. "Insurers" means Great American, Reliance, Fidelity, and CNA, each of which has issued a directors and officers liability insurance policy under which coverage has been requested by the Individual Defendants.

     M. "Securities Actions" means the cases consolidated before the United States District Court for the District of Idaho in IN RE: MORRISON KNUDSEN SECURITIES LITIGATION, Case No. 94-334 (the "MK Securities Actions"); NEWMAN V. MK RAIL CORP., ET AL., Case No. 94-478; and SUSSER V. MK RAIL, ET AL., Case No. 94--477 (the "MK Rail Securities Actions").

     N. "Settlement Account" means the fund created after Final Court Approval of the Securities Actions and the MK Derivative Actions.

     O. "MK Derivative Plaintiffs" means the named plaintiffs individually and derivatively on behalf of MK.

     P. "MK Derivative Counsel" means those individuals and firms set forth on Exhibit A. "MK Rail Derivative Counsel" means the individual and firm set forth on Exhibit B. (Collectively "Derivative Counsel")

     Q.   "Defendants" means MK and the Individual Defendants.

     R. "Bank Syndicate" means the group of financial institutions that provide financing to MK.

     S. "Idaho Derivative Cases" means: DEKLOTZ, ET AL. V. MK, ET AL., Case No. CV9500605; FLINN V. AGEE, ET AL., Case No. CV9500765; STEINER V. AGEE, ET AL., Case No. CV9500745; WOHLGELERNTER V. AGEE, ET AL., Case No. CV9500656.

     T. "Delaware Derivative Cases" means: ANTONICELLO V. AGEE, ET AL., No. 14182; CAFFREY V. AGEE, ET AL., No 14033; CITRON V. AGEE, ET AL., No. 14136; HAGER V. AGEE, ET AL., No.. 14034, HAMMERSLOUGH V. AGEE, ET AL., No. 14042; ROSENN V. AGEE, ET AL., No. 14106; STERN V. AGEE, ET AL., No. 14032; TROY V. AGEE, ET AL., No. 14167

     U. "MK Derivative Actions" means the Idaho Derivative Cases and the Delaware Derivative Cases brought derivatively on behalf of MK. "MK Rail Derivative Action" means that part of the case, WOHLGELERNTER V. AGEE, Case No. CV 95000656 brought derivatively on behalf of MK Rail. (Collectively "Derivative Actions")

     V. "Final Court Approval" means that an order entered by a court of competent jurisdiction approving the settlement on terms mutually satisfactory to the Parties and the Insurers has become final and non-appealable.

     W. "Effective Date" means the date when the following has occurred: (1) Final Court Approval and (2) satisfaction of all conditions set forth in this MOU.


                        CLAIMS AND BENEFITS OF SETTLEMENT

     The MK Derivative Plaintiffs and MK Derivative Counsel believe that the claims asserted in the MK Derivative Actions have merit and that the evidence
developed to date supports the claims asserted.    The Individual Defendants and
their counsel deny any liability whatsoever and believe that they have good defenses to the claims made by MK Derivative Plaintiffs. The MK Derivative Plaintiffs and MK Derivative Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the MK Derivative Actions against the Defendants through trial and through appeals. The MK Derivative Plaintiffs and MK Derivative Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the MK Derivative Actions, as well as the difficulties and delays inherent in such litigation and the likelihood of protracted appellate review. The MK Derivative Plaintiffs and MK Derivative Counsel also are mindful of the inherent problems of proof and the defenses Defendants have asserted and can assert to the federal securities law violations as alleged in the complaints filed in the MK Derivative Actions and other claims asserted in the MK Derivative Actions, including the defenses alleged by the Defendants in the pleadings filed in the MK Derivative Actions. As a consequence of the foregoing investigation and analyses,

MK Derivative Counsel have engaged in intensive arms-length negotiations with counsel for the Defendants with a view toward achieving the substantial benefits provided by the settlement on the terms as set forth in this MOU. The MK Derivative Plaintiffs and MK Derivative Counsel believe that the settlement of the MK Derivative Actions set forth in this MOU confers substantial benefits upon MK. Based on their evaluations, the MK Derivative Plaintiffs and MK Derivative Counsel have determined that the settlement set forth in this MOU is fair, reasonable and adequate and in the best interests of the MK Derivative Plaintiffs, the current holders of MK common stock and MK.


     MK, after having appointed a committee of the disinterested directors ("Special Committee") to review and act relative to this settlement, and the Special Committee having given extensive consideration to all of the foregoing, has determined independently that the settlement reflected herein is fair, reasonable and adequate to MK.
     The Individual Defendants have requested the Insurers to fund the settlement on their behalf as set forth herein.

                                      TERMS

     1. A settlement has been reached with respect to the claims asserted against the Individual Defendants and nominal defendant MK in the MK Derivative Actions in the amount of $9.85 million and such other consideration as set forth in Paragraph 5 of this MOU, subject to the terms and conditions of a Stipulation of Settlement and other documentation as may be required to evidence and obtain prompt, Final Court Approval of the settlement (collectively the "Stipulation") to be negotiated in good faith among the MK Derivative Plaintiffs, the Individual Defendants, the Insurers and MK. Nothing contained herein, however, obligates the Derivative Plaintiffs or the Insurers to negotiate with one another.

     2. The Parties and the Insurers will act in good faith to complete a Stipulation. The Parties shall present the Stipulation to the Delaware Court for hearing and approval as soon as practicable following such notice to MK stockholders as may be required by the court, and will use their best efforts to obtain Final Court Approval of the settlement. Upon dismissal of the Delaware Derivative Cases by the Delaware Court, the Parties will move the Idaho Court to dismiss the Idaho Derivative Cases with prejudice.

     3. At the direction of the Individual Defendants and at the request of MK, to which request Derivative Plaintiffs do not object, within twenty (20) business days after the signing of this MOU and the MOUs in the Securities Actions, Great American will pay $9,850,000 into a joint interest-bearing account ("Derivative Cash Account") located in Boise, Idaho, and controlled jointly by MK Derivative Counsel (Marian Rosner and Mack Redford), counsel for the Director Defendants, counsel for William J. Agee, counsel for Stephen G. Hanks, counsel for James F. Cleary, lead counsel in the Securities Actions and counsel for Great American. MK acknowledges that it has no interest in the Derivative Cash Account until all conditions for the payment or transfer of funds from such account have been met. The Derivative Cash Account will be structured so that withdrawals will require the concurrence of all counsel exercising joint control subject to Court oversight.

     4. MK Derivative Counsel have agreed to request a total of no more than $2,955,000.00 of the Derivative Cash Account in fees plus reasonable costs and expenses in the MK Derivative Actions.

     5. On or before the Effective Date, MK will adopt the following procedures:

          a. In setting the location for all meetings of the Board of Directors, there shall be a presumption that the proper location for such meetings is at MK's headquarters in Boise, Idaho, or a location in the United States where there are significant MK facilities. In the event of a material reason to use a facility other than those described above, MK may schedule Board of Director meetings in such other places as a majority of the Board shall approve.

          b. The annual meetings of the stockholders of MK shall be held in Boise, Idaho, where the corporate headquarters may be, or, if there is a requirement otherwise, in other U.S. cities with a SMSA population in excess of 3 million, if so approved by a majority of the Board.

          c. Following Final Court Approval, MK will take reasonable steps to recruit seven (7) new directors. MK further agrees to: (i) recruit not less than three (3) new directors prior to the Annual Meeting of Stockholders to be held in 1996; and (ii) recruit up to four (4) additional new directors (not to exceed a total of seven (7) new directors) prior to the Annual Meeting of Stockholders to be held in 1997. This number may be reduced by one for each Director Defendant who resigns or who designates that he or she will not stand
               for re-election.   In the event a new director is selected after
               the next stockholder meeting, his/her name shall be placed on the proxy statement and recommended for stockholder vote in accordance with MK's Certificate of Incorporation. New directors shall be selected in a manner provided by law and consistent with the best interests of MK. In the selection of new directors, due regard and consideration shall be given to the submission of names supplied by Derivative Counsel. Those names and the names of other director candidates shall be submitted for recommendation by members of the board who are not parties to the Derivative Actions.

          d. The annual meeting of stockholders in 1996 will be held within the time period provided under Delaware law.


          e. The majority of the Board will be comprised of non-employee directors. Disclosure must be made in any proxy statement provided to MK stockholders, the annual report to stockholders and Form 10-K of any common membership of any board member or members of their immediate families as officers or members of any governing board of any for-profit or not-for-profit organization, excluding churches or religious affiliations, but including common membership on the board or governing body of an organization or entity with a religious affiliation.

          f. Upon retirement as a director, to the extent the director is entitled to participate in MK's group health and dental plan, group life insurance plan and group travel or accident insurance plan, he/she may continue to participate but must reimburse MK for the cost thereof. Such provision does not apply to any director who has served more than twenty (20) years as a non-employee director of MK.

          g. Except as provided in Exhibit C attached hereto, no further payment to William J. Agee shall be made by MK, its affiliates, subsidiaries or related entities.

          h. With respect to executive compensation, no such compensation shall be based upon non-recurring items unless allowed by a two-thirds (2/3) vote of the Board of Directors and full disclosure to and ratification by the stockholders in compliance with the procedures set forth in the then-applicable Internal Revenue Service regulations regarding stockholder notification and approval of such compensation regardless of whether MK determines such amounts to be deductible or not. No compensation based upon non-recurring revenue items shall be paid or pledged prior to such vote of stockholders.

          i. At each regularly-scheduled Board of Directors meeting, MK's chief financial officer or his designee shall provide a report as to MK's financial condition and prospects, including but not limited to a discussion of all reasons for material increases in expenses and liabilities, if any, and decreases in revenues and earnings, if any, management plans for ameliorating or reversing such negative trends and the success or failure of any such plans presented in the past.

          j. MK shall not make expenditures of money or benefits that materially and personally benefit any member of MK management or its Board of Directors unless such expenditure is included as part of the publicly disclosed terms of such person's compensation package designated for that individual's position based upon merit, except that the Board may approve such additional expenditures to the extent the Board determines such expenditures to be in the best interests of MK by an affirmative two-thirds (2/3) vote of the Board.

          k. In the event stockholder approval is required for implementation of any provision of this MOU, MK agrees that it will prepare resolutions proposing such provisions for inclusion in the proxy statement preceding the next annual meeting following Final Court Approval and shall recommend stockholder approval of such resolutions.

          l. In recognition of the current financial condition of MK and in the event that a case is commenced by or against MK under Title 11 of the United States Code or similar law, the Director Defendants will not pursue their rights to pension benefits based upon past service as a director or employee of MK.

          m. In recognition of the current financial condition of MK, the Director Defendants shall each surrender to MK, sixty (60) months of accrued service under the MK Retirement Plan for Non-Employee Directors. In recognition of the scientific and engineering experience and expertise Dr. Irene C. Peden has brought to the MK Board of Directors, this provision shall not apply to Dr. Peden.

     6. Upon the satisfaction of the conditions set forth below, the funds in the Derivative Cash Account provided for in Paragraph 3 above, together with all interest earned thereon, will be paid and transferred as follows:

          a. MK Derivative Counsel will be paid such fees as may be awarded by the Delaware Court (which shall in no event exceed $2,955,000) and such reasonable costs, expenses and interest from the Derivative Cash Account as may be awarded by the Delaware Court, in consideration of the benefits obtained for MK by such counsel under this settlement; and

          b. The remaining funds will be immediately transferred to the Settlement Account established in the Securities Litigation in such manner as MK shall have agreed.

The conditions to any payment or transfer of funds from the Derivative Cash Account are:

          i. the entry of an order by the Delaware Court that has become final and nonappealable (a) approving the material provisions of the settlement described in this MOU, (b) containing findings to the effect that the consideration to be paid in respect of the MK Derivative Actions is fair, reasonable and adequate and provides reasonably equivalent value to MK for the releases each is providing and that such consideration is fair, reasonable and adequate and provides reasonably equivalent value to MK for the released claims in the MK Derivative Actions and (c) setting the fees and costs for MK Derivative Counsel; and

          ii. the entry of an order by the Idaho Court which has become final and nonappealable dismissing the Idaho Derivative Cases with prejudice; and

          iii. Final Court Approval of the MK Rail Derivative Action; and

          iv. an order has been entered which has become final and non-appealable dismissing the case STATE BOARD OF ADMINISTRATION OF FLORIDA, ETC. V. AGEE, ET AL., Case No. CVOC 9502463 filed in the Fourth District Court of Ada County, Idaho, with prejudice; and

          v. (a) Final Court Approval of the settlement of the Securities Actions and the MK Rail Derivative Action; and (b) all other conditions to such settlements have been satisfied or waived and such settlements are being consummated contemporaneously with this settlement and either:

          vi. (a) No case has been commenced by or against MK under Title 11 of the United States Code or any similar law and no trustee, receiver, conservator or similar custodian has been appointed for MK or its property (any such case or appointment, a "Bankruptcy Case") and (b) MK and its Bank Syndicate have executed and delivered a debt restructuring agreement under which (i) the final maturity date of a material portion of the indebtedness to remain outstanding is more than one year after the date of such execution and delivery, (ii) all currently existing defaults of MK to the Bank Syndicate are waived permanently or for a period of more than one year from such date of execution and delivery and (iii) the Bank Syndicate has given all waivers and consents necessary to permit MK to effect this settlement; or

          vii. If a Bankruptcy Case has been commenced in respect of MK, an order has been entered by the court having jurisdiction over the Bankruptcy Case and has become final and nonappealable that (a) approves the settlement, (b) authorizes MK's performance of all of its obligations in respect of the settlement and (c) authorizes the use of the insurance policies to make such payments into the Settlement Account, and for attorneys' fees and costs all in form and substance satisfactory to the Parties and Great American. By agreeing to this condition neither the Parties nor the Insurers concede that such court has any jurisdiction over the debtor's estate, or has any interest in the insurance proceeds or the proceeds of the settlement.

All funds in the Derivative Cash Account shall be (a) used to pay the fees and costs described in subparagraph 6 a. above, (b) paid into the Settlement Account pursuant to this Paragraph 6 b., or (c) repaid to Great American pursuant to Paragraph 11.

     7. Upon Final Court Approval of the settlement described herein, all claims arising out of, or in any respect having their origin in, or relating to, any claim or facts giving rise to claims that were or could have been alleged or asserted in the MK Derivative Actions shall be dismissed with prejudice and
without cost to any Party.   The MK Derivative Plaintiffs and MK shall provide
releases as appropriate to MK, the Individual Defendants, the Insurers and their respective affiliates, (including MK's and the Insurers' current and former officers, directors, employees, attorneys and agents) from any and all claims arising out of, or in any respect having their origin in, and/or relating to, any claims or facts giving rise to the claims that were or could have been asserted in the MK Derivative
Actions.   MK Derivative Plaintiffs and MK Derivative Counsel will cooperate with the Defendants in obtaining appropriate bar orders against claims asserted against MK, the Individual Defendants and the Insurers and their respective affiliates. The entry of a bar order satisfactory to the Individual Defendants and the Insurers and containing provisions for a proportionate fault finding as to any party subject to the bar order and, alternatively, provisions for reduction of judgment or indemnification of settling parties and their affiliates against claims over shall be a condition of the settlement.

     8. MK will cooperate to complete confirmatory discovery, including depositions, as necessary.

     9. Counsel for all Parties shall cooperate in good faith in presenting motions seeking Final Court Approval of the settlement.

     10. This document may be executed in counterparts, each of which when so executed, shall constitute an original, but all of which together shall constitute the same instrument.

     11.  This MOU shall be inadmissible in any proceeding before any court or
tribunal except to enforce its provisions.   If the settlement is not
consummated on the terms set forth herein, neither this MOU nor the fact of its execution shall be deemed to prejudice in any way the positions of the Parties with respect to the claims and defenses asserted in the MK Derivative Actions and, if the settlement contemplated by this MOU is not approved or is terminated, the Parties shall be returned to their respective positions as of June 5, 1995. In such event, all funds then existing in the Derivative Cash Account provided for in Paragraph 3 shall be returned to Great American, together with all interest earned thereon.

     12. If an action has been commenced by or against MK under Title 11 of the United States Code or any similar law or a trustee, receiver, conservator or similar custodian has been appointed for MK or its property ("Bankruptcy Case") and the court having jurisdiction over the Bankruptcy Case enters an order which has become final and nonappealable determining the payment of any funds into the Settlement Account or to Derivative Counsel pursuant to Paragraph 6 above to be recoverable by MK as a preference, voidable transfer, fraudulent transfer or similar transaction, then the rights of the Parties and the Insurers shall be governed by Paragraph 10 of the Memorandum of Understanding between MK and the plaintiffs in the MK Securities Actions. The releases provided as part of the settlement of the Derivative Actions shall remain in full force and effect.

     13. This MOU shall be governed by the law of the State of Delaware. It may not be modified except by a writing signed by all of the Parties and the Insurers..

     14. The effectiveness of this MOU is conditioned upon the execution and delivery by MK, MK Rail, and the Individual Defendants to the Insurers of agreements, in form and substance satisfactory to the Insurers, regarding releases and related matters.



/s/  J. Dennis Faucher                  /s/  David D. Aufhauser
------------------------------------------------------------------------------
J. Dennis Faucher                       David D. Aufhauser
Miller, Faucher, Chertow, Cafferty           Williams & Connolly
   and Wexler                           Attorney for Defendant William J. Agee
Co-Lead Counsel for Idaho
    Consolidated Derivative Plaintiffs

/s/  Jill Abrams                        /s/  John Edwards
-----------------------------           -------------------------------
Jill Abrams                             John Edwards
Abbey & Ellis                           Jones Day Reavis & Pogue
Co-Lead Counsel for Delaware            Counsel for Morrison Knudsen
  Consolidated Derivative Plaintiffs

/s/ Marian Rosner                       /s/ Thomas J Nolan
-----------------------------           ------------------------------
                                        Thomas J. Nolan
Wolf Popper Ross Wolf & Jones LLP       Howrey & Simon
Co-Lead Counsel for Delaware            Attorney for Stephen G. Hanks
  Consolidated Derivative Plaintiffs



/s/ Mack A. Redford                     /s/ P. Craig Storti
-------------------------------         ------------------------------
Mack A. Redford                         P. Craig Storti
Park Redford Thomas & Burkett           Hawley Troxell Ennis & Hawley
Attorney for Idaho Consolidated              Attorney for James F. Cleary
  Derivative Plaintiffs


/s/  Jules Brody                        /s/  Cezar M. Froelich
------------------------------          ------------------------------
Jules Brody                             Cezar M. Froelich
Stull Stull & Brody                     Michael J. Howlett, Jr.
Attorney for Wohlgelernter                   Shefsky Froelich & Devine Ltd.
                                        Attorney for:  John Arrillaga,
                                        Christopher
                                        B. Hemmeter, Lindsay E. Fox, Peter S.
                                        Lynch,
                                        Robert A. McCabe, Irene C. Peden, Gerard
                                        R. Roche, John W. Rogers, Jr.  Peter V.
                                        Ueberroth

                                        /s/  Douglas M. Kraus
                                        ----------------------------------------
                                        Douglas M. Kraus
                                        Skadden Arps Slate Meagher & Flom
                                        Attorney for:  Joseph F. Fearon and
                                        Michael J. Farrell

                                        /s/ James M. Doyle, Jr.
                                        --------------------------------
                                        James M. Doyle, Jr.
                                        Matthews & Branscomb
                                        Attorney for John Herbots


                                        /s/  Jim Jones
                                        --------------------------------
                                        Jim Jones
                                        Jim Jones & Associates
                                        Attorney for Thomas Smith



                                        /s/ Lawrence T. Hoyle, Jr.
                                        --------------------------------
                                        Lawrence T. Hoyle, Jr.
                                        Hoyle Morris & Kerr
                                        Attorney for Gunnar E. Sarsten


                                        /s/ Steven Hibbard
                                        --------------------------------
                                        Steven Hibbard
                                        McCutchen Doyle Brown & Enersen
                                        Attorney for Stephen R. Grant


                                        /s/  Robert Tinstman
                                        --------------------------------
                                        Robert Tinstman


                                        /s/  James Skarzynski
                                        -------------------------------
                                        James Skarzynski
                                        Peterson & Ross
                                        Attorney for Great American Insurance
                                        Co.

                                        /s/  Michael Gassmann
                                        ------------------------------------
                                        Michael Gassmann
                                        Drinker, Biddle & Reath
                                        Attorney for Reliance Insurance Co.


                                        /s/  Cathy A. Simon
                                        -------------------------------------
                                        Cathy A. Simon
                                        Ross Dixon & Masback
                                        Attorney for Continental Casualty

                                    EXHIBIT A

            LIST OF PLAINTIFFS' COUNSEL IN THE MK DERIVATIVE ACTIONS




Steven Price                            Wolf, Popper, Ross, Wolf & Jones, LLP
Stanley W. Walsh                        Mager, Liebenberg & White
John Day                                Bernstein, Liebhard & Lifshitz
Abbey & Ellis                           Bruce Bistline
Miller, Faucher, Chartow,               Donald L. Harris
 Cofferty & Wexler                      Theodore Nelson
Evans, Keane                            Stull, Stull & Brody
Park Redford, Thomas & Burkett          Holden, Kidwell, Hahn & Crapo
Cosho, Humphrey, Greemer & Welsh,       Rosenthal, Manhait, Gross & Goddess,
P.A.                                    P.A.
Farugi & Farugi                         Berman, DeValerio & Pease
Law Offices of Curtis V. Trinko         Stamell, Tabacco & Schayer
Bernstein Liebhard & Lifschitz          Wechsler, Skirnick, Harwood,
                                         Halebian & Feffer, LLP
                                        Goodkind, Labaton, Rudoff
                                         & Sucharow, LLP
                                        Schiffrin & Craig
                                        Law Offices of A. Arnold Gershon, P.C.

                                    EXHIBIT B

                 PLAINTIFFS' COUNSEL IN MK RAIL DERIVATIVE CASE


                              Stull, Stull & Brody
                                Bruce S. Bustline

                                MK DERIVATIVE MOU

                                    EXHIBIT C


1    SUPPLEMENTAL EMPLOYEE RETIREMENT PENSION PLAN

     a. Agee will receive, as full payment under a supplemental employee retirement pension plan ("SERP"), the sum of $99,750, per year for the term of his life, with a right of survivorship for the term of his wife's life.

     b. Payments under the SERP will be made on a monthly basis, on or about the 10th of each month, at a rate of $8,312.50 per month, less applicable taxes.

     c. SERP payments will be made retroactive to Agee's separation from the company (as of February 10, 1995) and will commence upon the signing of the Memorandum of Understanding ("MOU") in the MK Derivative Litigation.

2.   DEFERRED SAVINGS PLAN

     MK will remit to Agee all of his deferred savings plan at the value of such plan on the date of his Severance Agreement.

3.   MEDICAL AND DENTAL INSURANCE

     a. Agee, his spouse and his unmarried dependent children under the age of 24, will be provided, at MK's expense, with comprehensive medical, health and dental insurance benefits. The current such plan in which the Agees will participate at least through the end of 1995 is the Aetna Comprehensive Medical and Dental Plan.

     b. Agee and his family will be provided with the same level and choice of benefits offered to MK's retired employees or to retired non-employee directors, whichever plan Agee or his survivor elects to participate in on a yearly basis.

     c. MK will pay to Agee the additional sum of $4,344.75 as reimbursement for COBRA payments made by Agee for the period of March 1, 1995 through and including December 31, 1995.

     d. Commencing and effective on December 31, 1995, MK will pay all costs associated with the above-described medical, health and dental insurance benefits for Agee, his spouse and his unmarried dependent children under the age of 24.

     e. The medical and dental coverage provided to Agee's spouse and children herein shall survive his death.

4.   INDEMNIFICATION AND ADVANCE OF LEGAL EXPENSES

     a. In accordance with Section 145(f) of the General Corporation Law of Delaware, MK hereby agrees to advance legal fees and expenses, and to indemnify Agee against all expenses (including attorney's fees), losses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any claims, threatened or filed, whether civil, criminal, administrative or investigative, by reason of, or arising out of, or which refer or relate in any manner to his tenure at MK, its subsidiaries and affiliates.

     b. Notwithstanding the provisions of 5.A., above, MK further hereby agrees to advance legal fees and expenses, and to indemnify Agee in accordance with Sections 145(a), (d) and (e) of the General Corporation Law of Delaware against all expenses (including attorney's fees), losses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the following specific matters:

          (i) The SEC investigation of MK and MK Rail and any claims based on said investigation;

          (ii) Final approval of the MK and MK Rail Securities Litigation, MK Derivative Actions, and MK Rail Derivative Actions;

         (iii)   Any post-approval challenges to (ii) above;

          (iv) JACOBS, FRI and NELSON V. AGEE, CA #95-1168 (W.D. Tenn.) and any claims based on the sale of Touchstone, Inc. to MK;

           (v) STATE BOARD OF ADMINISTRATION OF FLORIDA V. MORRISON KNUDSEN, CV OC 95024630 (Idaho);

          (vi)   Opt-outs in the MK Rail and MK Securities Litigation;

         (vii)   DANIEL PETE EVEN V. AGEE, ET AL., Cause No. 98320 (Idaho).